UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston,	Texas	77056
(Address of principal executive offices)				(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 27, 2022, Weatherford International plc (“Weatherford” and together with its subsidiaries, “we” or the “Company”) issued a news release announcing results for the second quarter ended June 30, 2022. A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 2.02.

We will host a conference call on Thursday, July 28, 2022, to discuss the results for the second quarter ended June 30, 2022. The conference call will begin at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).

Participants are encouraged to download the accompanying presentation slides which will be available in the investor relations section of the Company’s website.

Listeners can participate in the conference call via a live webcast. Alternatively, the conference call can be accessed by registering in advance (which will provide a PIN for immediate access) or by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Participants should log in or dial in approximately 10 minutes prior to the start of the call.

A telephonic replay of the conference call will be available until August 10, 2022, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 877-344-7529 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 7442205.

A replay and transcript of the earnings call will also be available in the investor relations section of the Company’s website.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

As previously announced, H. Keith Jennings, our Executive Vice President and Chief Financial Officer, will be leaving Weatherford effective July 31, 2022. While the Company is conducting a search for Mr. Jennings’ replacement, on July 25, 2022, the Board determined that effective August 1, 2022, Desmond J. Mills, Senior Vice President and Chief Accounting Officer, will assume the role of Chief Financial Officer and principal financial officer on an interim basis. Mr. Mills will receive an additional award of 5,000 performance share units (at target performance) under the previously disclosed Weatherford Accelerating Growth & Efficiency Program in connection with these interim responsibilities. Additional information regarding Mr. Mills has been previously reported in our Annual Report on Form 10-K for the period ending December 31, 2021 filed with the SEC on February 17, 2022 and in our proxy statement for the 2022 Annual Meeting of Shareholders filed with the SEC on April 22, 2022.

There are no arrangements or understandings between Mr. Mills and any other persons pursuant to which Mr. Mills was selected to act on an interim basis as the Chief Financial Officer and principal financial officer of the Company. Mr. Mills does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	News Release dated July 27, 2022, announcing results for the second quarter ended June 30 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: July 27, 2022
/s/ H. Keith Jennings
H. Keith Jennings
Executive Vice President and Chief Financial Officer